Schedule A

Funds

Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.75000%
For the next $2.5 billion	0.73125%
For the next $2.5 billion	0.71250%
For the next $2.5 billion	0.69375%
For the amount over $10 billion	0.67500%

Fund	Ticker	Effective Date of Agreement
FT Vest DJIA® Dogs 10 Target Income ETF	DOGG	April 24, 2023
FT Vest Technology Dividend Target Income ETF	TDVI	August 3, 2023

As of the Effective Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.75000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.73125%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.71250%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.69375%
Fund net assets greater than $10 billion	0.67500%

FT Vest Dow Jones Internet & Target Income ETF	FDND	March 14, 2024

*Effective as of February 1, 2026, with respect to each Fund listed below, the investment management fee shall be 0.49% accrued daily and each Fund listed below will not be eligible for any breakpoint discounts described in each Fund’s prospectus or statement of additional information. Prior to February 1, 2026 and on or after the original effective date listed below, the investment fee was accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
First $2.5 billion	0.65000%
$2.5 billion to $5 billion	0.63375%
$5 billion to $7.5 billion	0.61750%
$7.5 billion to $10 billion	0.60125%
$10 billion to $15 billion	0.58500%
Greater than $15 billion	0.55250%

Fund	Ticker	Effective Date of Agreement
First Trust Intermediate Government Opportunities ETF*	MGOV	July 26, 2023
First Trust Intermediate Duration Investment Grade Corporate ETF*	FIIG	July 31, 2023

A-1

Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.65000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.63375%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.61750%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.60125%
Fund net assets greater than $10 billion	0.58500%

FT Vest 20+ Year Treasury & Target Income ETF	LTTI	February 4, 2025
FT Vest High Yield & Target Income ETF	HYTI	February 4, 2025
FT Vest Investment Grade & Target Income ETF	LQTI	February 4, 2025

Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.85000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.82875%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.80750%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.78625%
Fund net assets greater than $10 billion	0.76500%

Fund	Ticker	Effective Date of Agreement
FT Vest SMID Rising Dividend Achievers Target Income ETF	SDVD	August 3, 2023
FT Vest Growth Strength & Target Income ETF	FGSI	June 23, 2025
FT Vest NVDA & Target Income ETF	XVNV	August 12, 2026
FT Vest AAPL & Target Income ETF	XVAP	August 12, 2026
FT Vest TSLA & Target Income ETF	XVTS	August 12, 2026

*Effective as of February 1, 2026, with respect to SCIO listed below, the investment management fee shall be 0.69% accrued daily and SCIO will not be eligible for any breakpoint discounts described in the Fund’s prospectus or statement of additional information. Prior to February 1, 2026 and on or after the original effective date listed below, the investment fee for SCIO was accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.85000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.82875%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.80750%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.78625%
Fund net assets greater than $10 billion	0.76500%

First Trust Structured Credit Income Opportunities ETF*	SCIO	June 30, 2025

A-2

Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.55000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.53625%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.52250%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.50875%
Fund net assets greater than $10 billion	0.49500%

Fund	Ticker	Effective Date of Agreement
First Trust Core Investment Grade ETF	FTCB	November 1, 2023

*Effective as of February 1, 2026, with respect to CAAA listed below, the investment management fee shall be 0.29% accrued daily and CAAA will not be eligible for any breakpoint discounts described in the Fund’s prospectus or statement of additional information. Prior to February 1, 2026 and on or after the original effective date listed below, the investment fee for CAAA was accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.45000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.43875%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.42750%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.41625%
Fund net assets greater than $10 billion	0.40500%

Fund	Ticker	Effective Date of Agreement
First Trust AAA CMBS ETF*	CAAA	June 30, 2025

A-3